UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2023

Andretti Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Zionsville Road

Indianapolis, Indiana 46268

(Address of principal executive offices, including zip code)

(317) 872-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable public warrant	WNNR.U	New York Stock Exchange
Class A ordinary shares, $0.0001 par value	WNNR	New York Stock Exchange
Public warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	WNNR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Business Combination Agreement

On September 6, 2023, Andretti Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“AAC”) entered into a Business Combination Agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) with Tigre Merger Sub, Inc., a wholly owned subsidiary of AAC (“Merger Sub”) and Zapata Computing, Inc., a Delaware corporation (“Zapata”).

The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, a business combination between AAC and Zapata will be effected through the merger of Merger Sub with and into Zapata (the “Merger”), with Zapata surviving the Merger as a wholly owned subsidiary of AAC (Zapata, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”). The Merger and the other transactions contemplated by the Business Combination Agreement are collectively hereafter referred to as the “Business Combination”. The date on which the closing of the Merger (the “Closing”) actually occurs is hereinafter referred to as the “Closing Date”.

The Business Combination Agreement and the Business Combination were approved by the board of directors of each of AAC and Zapata.

Domestication

Immediately prior to the Closing, and subject to the terms and conditions of the Business Combination Agreement, AAC will change its jurisdiction of incorporation by migrating out of the Cayman Islands and domesticating as a Delaware corporation (the “Domestication”) in accordance with Section 388 of the Delaware General Corporation Law and Part XII of the Cayman Islands Companies Act (as revised), changing its name to “Zapata Computing Holdings Inc.” (hereinafter referred to as “Parent”). Pursuant to and by virtue of the Domestication, at the effective time of the Domestication and without any action on the part of any AAC shareholder, (i) each issued and outstanding share of AAC’s Class A ordinary shares, par value $0.0001 per share (the “AAC Class A Common Stock”) and each issued and outstanding share of AAC’s Class B ordinary shares, par value $0.0001 per share (the “AAC Class B Common Stock” and, together with the AAC Class A Common Stock, the “AAC Common Stock”) shall be converted, on a one-for-one basis, into one share of common stock, par value $0.0001 per share of Parent (the “New Parent Common Stock”) and (ii) each warrant of AAC that is outstanding at the time of the Domestication and exercisable for one share of AAC Class A Common Stock shall convert automatically into a warrant exercisable for one share of New Parent Common Stock pursuant to the applicable Warrant Agreement (as defined in the Business Combination Agreement).

Merger Consideration

At the effective time of the Merger (the “Effective Time”):

(i)

each share of Zapata’s preferred stock, par value $0.0001 per share (the “Zapata Preferred Stock”) will be converted into the right to receive a number of newly issued shares of New Parent Common Stock equal to the Per Share Preferred Stock Consideration (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement;

(ii)

each share of Zapata’s common stock, par value of $0.0001 (the “Zapata Common Stock”) will be converted into the right to receive a number of newly issued shares of New Parent Common Stock equal to the Per Share Common Stock Consideration (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement; and

(iii)

each option to purchase shares of Zapata’s common stock, whether or not exercisable and whether or not vested (each, a “Zapata Option”) will automatically be converted into an option to purchase, on the same terms and conditions as were applicable to such Zapata Option immediately prior to the Effective Time, including applicable vesting conditions, a number of shares of New Parent Common Stock determined in accordance with the terms of the Business Combination Agreement.

The aggregate value of the consideration that the holders of Zapata’s securities collectively shall be entitled to receive from AAC in connection with the Business Combination shall not exceed $200,000,000 (calculated with each share of New Parent Common Stock deemed to have a value of $10 per share).

Senior Notes

Prior to the Closing Date, Zapata may negotiate and enter into a committed equity facility or subscriptions to shares of Zapata capital stock for cash, or issue additional senior promissory notes (the “Senior Notes”), subject to (i) the aggregate principal amount of all Senior Notes outstanding not exceeding $20,000,000 and (ii) the aggregate amount of equity financing of Zapata raised, committed or issued prior to the closing not exceeding $25,000,000 (inclusive of principal amount and interest).

Under the Business Combination Agreement, AAC will (i) enter into an exchange agreement with each holder of Senior Notes (each, an “Exchange Agreement”) prior to the Closing, pursuant to which such Senior Notes will be exchanged for shares of New Parent Common Stock in accordance with the terms of such Exchange Agreement and as set forth in the Senior Note Purchase Agreement (as defined in the Business Combination Agreement) and (ii) at the Effective Time, issue shares of New Parent Common Stock to the holders of Senior Notes then outstanding in exchange for such Senior Notes in accordance with the terms of the Senior Notes and the Exchange Agreements.

Closing Conditions

The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, among others things: (i) receipt of the approval of the requisite shareholders of Zapata and AAC of the Business Combination and the other matters requiring shareholder approval, (ii) the absence of any law or order enjoining or otherwise prohibiting the consummation of the Business Combination, (iii) if applicable, the expiration or termination of the waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the effectiveness under the Securities Act of 1933 (as amended) (the “Securities Act”) of the registration statement on Form S-4 to be filed by AAC (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), (v) receipt of approval for listing by New York Stock Exchange of the New Parent Common Stock to be issued in connection with the Business Combination, (vi) filing of the post-Domestication certificate of incorporation of Parent with the Delaware Secretary of State and adoption of the post-Domestication bylaws of Parent, (vii) the shareholders of AAC having been provided an opportunity to exercise their redemption rights in accordance with the organizational documents of AAC and the proxy statement filed as part of the Registration Statement, (viii) entry by AAC into the Exchange Agreements with each holder of Senior Notes pursuant to which such Senior Notes will be exchanged for shares of New Parent Common Stock at the Effective Time and (ix) other customary bringdown conditions, including the absence of a “Company Material Adverse Effect” (as defined in the Business Combination Agreement) occurring since the date of the Business Combination Agreement.

Representations, Warranties and Covenants

The Business Combination Agreement contains representations and warranties made by each of the parties thereto that are customary for transactions of this nature. In addition, the parties to the Business Combination Agreement have agreed to be bound by certain customary covenants for a transaction of this type, including, among others, covenants with respect to (i) the conduct of business by Zapata and AAC prior to consummation of the Business Combination, (ii) the use of commercially reasonable efforts to obtain all necessary regulatory approvals and material third party consents required for the consummation of the Business Combination, (iii) the use of reasonable best efforts to take other actions reasonably necessary to satisfy the conditions to the consummation of the Business Combination, (iv) the agreements of AAC and Zapata not to directly or indirectly initiate, solicit, facilitate or continue inquiries regarding, enter into discussions or negotiations concerning, or enter into an agreement regarding, an alternative acquisition proposal or an alternative business combination, as applicable (except, (x) with respect to Zapata, discussions with respect to an alternative acquisition proposal that would be approved by the board of directors of Parent, and entered into and announced, after the Closing, and (y) with respect to AAC, such exclusivity restrictions apply only to the extent not inconsistent with the AAC board of directors’ fiduciary duties), (v) Zapata’s preparation and delivery to

AAC of certain financial statements of Zapata, (vi) the preparation of the Registration Statement and the proxy statement required to be filed with the SEC under the Securities Act in connection with the Business Combination and the taking of certain other actions to obtain the requisite approval of AAC’s shareholders of the adoption and approval of the Business Combination and the Business Combination Agreement, the Domestication and certain other proposals relating to the Business Combination.

Further, Zapata has agreed to solicit the written consent or affirmative vote of (w) the holders of at least a majority of the voting power of the outstanding shares of Zapata Common Stock and Zapata Preferred Stock, consenting or voting (as the case may be) together on an “as-converted”-to-common-stock basis (as required pursuant to Section 251 of the General Corporation Law of the State of Delaware), (x) the holders of at least a majority of the outstanding shares of Zapata Preferred Stock, consenting or voting (as the case may be) separately as a single class on an “as-converted”-to-common-stock basis, and (y) the holders of at least a majority of the outstanding shares of the Series B Preferred Stock of Zapata, consenting or voting (as the case may be) separately as a class (clauses (w), (x) and (y) collectively, the “Requisite Majority”), in each case, in favor of the approval and adoption of the Business Combination Agreement, the Merger and all other transactions contemplated by the Business Combination Agreement (the “Requisite Approval”).

The representations, warranties and covenants made under the Business Combination Agreement will terminate at the Closing, except for certain covenants and agreements that by their terms expressly apply in whole or in part after the Closing.

Equity Incentive Award Plan and Employee Stock Purchase Plan

Prior to the Closing, AAC will adopt an equity incentive award plan in the form attached as Exhibit F to the Business Combination Agreement and an employee stock purchase plan in the form attached as Exhibit G to the Business Combination Agreement, subject to the receipt of the AAC shareholder approval.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Business Combination, including:

(i)	by mutual written consent of AAC and Zapata;

(ii)

by either AAC or Zapata if the Closing has not occurred on or before April 18, 2024 (the “Outside Date”), subject to extension until the September 6, 2024 if (x) all conditions to Closing other than the conditions with respect to antitrust approvals and waiting periods, the effectiveness of the Registration Statement and the approval of the New Parent Common Stock to be issued in connection with the Business Combination to be approved for listing on the NYSE and (y) AAC’s shareholders have approved at a general meeting an amended to the amended and restated memorandum and articles of association of AAC extending the date on which AAC must complete a business combination to a date that is on or after such extended Outside Date;

(iii)	by either AAC or Zapata if the Business Combination has been permanently enjoined or prohibited by the terms of a final and non-appealable governmental order or law;

(iv)

by either AAC or Zapata if the AAC shareholder approval is not obtained at AAC’s shareholder meeting to approve the Business Combination (and related matters), subject to any adjournment or recess of the meeting;

(v)

by AAC if the Requisite Approval of the Zapata stockholders has not been obtained (and Zapata fails to deliver the written consent with respect to such Requisite Approval) within 24 hours after the Registration Statement becomes effective;

(vi)

by AAC if Zapata has breached the Business Combination Agreement and such breach gives rise to a failure of a closing condition and cannot be cured or has not been cured by the earlier of 30 days following notice by AAC or the Outside Date;

(vii)

by Zapata if AAC has breached the Business Combination Agreement and such breach gives rise to a failure of a closing condition and cannot be cured or has not been cured by the earlier of 30 days following notice by Zapata or the Outside Date;

(viii)

by written notice from AAC if Zapata fails to deliver the PCAOB Financials (as defined in the Business Combination Agreement) by October 31, 2023 (or the date on which the Registration Statement is ready to be filed by AAC but for delivery of the PCAOB Financials, if later); and

(ix)

by written notice from AAC if Zapata fails to deliver the Stockholder Support Agreements (as defined below) from the Key Zapata Stockholders (as defined below) constituting a Requisite Majority within 24 hours from the date of the Business Combination Agreement.

In the event that the Business Combination Agreement is terminated by AAC in accordance with its termination rights set forth in items (v) and (ix) above, then Zapata must pay AAC (as promptly as reasonably practicable and, in any event, within two business days following such termination) a termination fee equal to (i) $1,000,000 plus (ii) the aggregate amount of all reasonable, documented and out-of-pocket fees and expenses incurred by AAC or Andretti Sponsor LLC (the “Sponsor”) in connection with the Business Combination from the date of the Business Combination Agreement up to and including the date of termination; provided, that such Termination Fee shall under no circumstances exceed $5,000,000 in the aggregate.

The foregoing description of the Business Combination Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference.

The Business Combination Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about AAC, Zapata or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about AAC, Zapata or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that AAC makes publicly available in reports, statements and other documents filed with the SEC.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Stockholder Support Agreements

In connection with the Business Combination Agreement, certain stockholders of Zapata who collectively hold a Requisite Majority of the outstanding voting power of Zapata capital stock (collectively, the “Key Zapata Stockholders” and each, a “Key Zapata Stockholder”) are entering into support agreements with AAC and Zapata (each, a “Stockholder Support Agreement” and collectively, the “Stockholder Support Agreements”). Under the Stockholder Support Agreements, each Key Zapata Stockholder agrees that within 24 hours after the Registration Statement becomes effective, such Key Zapata Stockholder will execute and deliver a written consent with respect to the outstanding shares of Zapata Common Stock and/or Zapata Preferred Stock held by such Key Zapata Stockholder (the “Zapata Covered Shares”) adopting and approving the Business Combination Agreement and the transactions contemplated thereby, including the Merger. In addition to the foregoing, the Key Zapata Stockholders are agreeing that, at any meeting of the holders of the stockholders of Zapata, such Key Zapata Stockholder will appear at the meeting and cause its Zapata Covered Shares to be voted (i) in favor of the Merger and the adoption of the Business Combination Agreement and (ii) against any alternative acquisition proposal for Zapata or any other action that would materially delay, materially postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Business Combination Agreement.

Under the Stockholder Support Agreements, the Key Zapata Stockholders further are agreeing, among other things, to exclusivity restrictions with respect to alternative acquisition proposals for Zapata, and restrictions on transfers of their Zapata Covered Shares, except that Key Zapata Stockholders that hold Zapata Preferred Stock will, under the terms of their respective Stockholder Support Agreements, be entitled, prior to the filing of the Registration Statement, to sell all or a portion of the Zapata Preferred Stock held by such stockholder to third parties who agree to sign a Stockholder Support Agreement and agree to the same lock-up provisions as the selling stockholder.

The foregoing description of the Stockholder Support Agreements is not complete and is subject to, and qualified in its entirety by reference to, the forms of Stockholder Support Agreement, copies of which are attached hereto as Exhibits C-1 and C-2 to the Business Combination Agreement, which are attached hereto as Exhibits 10.1 and 10.2, and the terms of which are incorporated herein by reference.

Lock-Up Agreements

Concurrently with the execution of the Business Combination Agreement, AAC and certain Zapata stockholders have entered into lock-up agreements (the “Lock-Up Agreements”), which will become effective upon the consummation of the Business Combination.

Pursuant to the Lock-Up Agreements:

(i)

Holders of Zapata Common Stock party to a Lock-Up Agreement have agreed that they will not, during the period beginning as of the effective time of the Business Combination and ending on the date that is the earliest of (i) one year after the Closing Date, (ii) the date on which the closing price of the shares of New Parent Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing Date and (iii) the consummation after the Effective Time of a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Parent’s stockholders having the right to exchange their shares of New Parent Common Stock for cash, securities or other property (a “Liquidity Event”), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of New Parent common stock, or any options or warrants to purchase any shares of New Parent Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of New Parent common stock, or any interest in any of the foregoing, whether owned, directly or beneficially, at the time of entry into such Lock-Up Agreement or thereafter acquired (in each case, subject to certain exceptions set forth in the Lock-Up Agreements).

(ii)

Holders of Zapata preferred stock party to a Lock-Up Agreement (the “Preferred Stockholder Parties”) have agreed that they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of New Parent Common Stock, or any options or warrants to purchase any shares of New Parent Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of New Parent Common Stock, or any interest in any of the foregoing, whether owned, directly or beneficially, at the time of entry into the Lock-Up Agreements or thereafter acquired (in each case, subject to certain exceptions set forth in the Lock-Up Agreements) during the period beginning as of the effective time of the Business Combination and ending on the date that is the earliest of (i) six months after the Closing Date, (ii) the date on which the closing price of the shares of New Parent Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing at least 90 days after the Closing Date, (iii) a Liquidity Event and (iv) if after the Effective Time a third party makes a tender offer or similar transaction to all of Parent’s stockholders to acquire at least 50.1% (which minimum condition shall be non-waivable) of the outstanding shares of New Parent Common Stock for cash, securities or other property (a “Third Party Tender”), the last day on which shares of New Parent Common Stock may be tendered or otherwise committed in connection with such Third Party Tender (provided that, in the case of this clause (iv), (x) the Lock-Up Period shall expire only for the purpose of tendering or otherwise committing shares of New Parent Common Stock in the Third Party Tender itself and not otherwise transacting in such shares outside the Third Party Tender and (y) if such Third Party Tender is not completed, the Lock-Up Period shall be revived and continue in accordance with its terms).

The Lock-Up Agreement entered into by Preferred Stockholder Parties also provides that during the lock-up period, the Preferred Stockholder Parties may sell through a registered broker-dealer selected by Parent up to 100% of the New Parent Common Stock acquired by such Preferred Stockholder Party at the Closing, subject to the following limitations: (i) no more than 50% of such Preferred Stockholder Party’s New Parent Common Stock may be transferred in each three-month period following the Closing and (ii) a daily trading limit equal to such Preferred Stockholder Party’s pro rata share of 50% of the volume of New Parent Common Stock that has traded on the New York Stock Exchange (or other exchange or other market where the New Parent Common Stock is then traded) on that day. The Lock-Up Agreement entered into by the Preferred Stockholder Parties further contains provisions providing that if Parent waives, terminates or otherwise shortens the lock-up period of any other stockholder of Parent subject to a lock-up (including Sponsor under the Sponsor Support Agreement (as defined below) or the lock-up restrictions contained in the bylaws of Parent adopted at the time of the Domestication), the Preferred Stockholder Parties are entitled to a pro rata adjustment to their applicable Lock-Up Periods.

The foregoing description of the Lock-Up Agreements is not complete and is subject to, and qualified in its entirety by reference to, the forms of Lock-Up Agreement, copies of which are attached hereto as Exhibits E-1 and E-2 to the Business Combination Agreement, which are attached hereto as Exhibits 10.4 and 10.5, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the execution of the Business Combination Agreement, AAC, the Sponsors and certain stockholders of Zapata entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), which will become effective upon the consummation of the Business Combination. Pursuant to the Registration Rights Agreement, AAC agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 45 days of the closing of the Business Combination. Up to twice in any 12-month period, certain legacy AAC and Zapata stockholders may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $50 million or all of such holders’ remaining registrable securities. AAC also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that AAC will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

The foregoing description of the Registration Rights Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Registration Rights Agreement, a copy of which is attached hereto as Exhibit D to the Business Combination Agreement, which is attached hereto as Exhibit 10.6, and is incorporated herein by reference.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, AAC, the Sponsor, and certain key stockholders of the Sponsor entered into a certain Sponsor Support Agreement (the “Sponsor Support Agreement”), which amends and restates in its entirety that certain letter, dated January 12, 2022 by and among such parties. Pursuant to the Sponsor Support Agreement, those certain shareholders who are parties thereto agreed to (i) vote all shares of AAC Common Stock beneficially owned by them, including any additional shares of AAC Common Stock they acquire ownership of or the power to vote, in favor of the Business Combination, the Merger and all other transactions contemplated by the Business Combination Agreement, (ii) the continued lock-up of the founder shares held by such persons for the earlier of (i) one year or (ii) the date on which the post-Closing share price equals or exceeds $12 for 20 trading days in a 30-trading day period commencing at least 150 days after the date of the Business Combination (or in the event of a liquidation, merger or other similar event) and (iii) continued lock-up of the private placement warrants until 30 days following the date of the Business Combination.

Additionally, the Sponsor and Sol Verano Blocker 1 LLC, a Delaware limited liability company (the “Sponsor Co-Investor” have agreed that up to 30% of the founder shares held by Sponsor and Sponsor Co-Investor (and not subject to prior assignment agreements entered into in connection with the Extraordinary General Meeting held on July 14, 2023) (such founder shares, the “Sponsor Founder Shares”) will be subject to certain vesting and forfeiture conditions based on the available cash to Parent at Closing as follows:

(i)	If the Closing Available Cash (as defined in the Sponsor Support Agreement) is an amount equal to $25 million or more, then all Sponsor Founder Shares will be fully vested.

(ii)	If the Closing Available Cash is $10 million or less, then 30% of the Sponsor Founder Shares shall be unvested and subject to forfeiture (as further described below).

(iii)

If the Closing Available Cash is more than $10 million but less than $25 million, then the number of Sponsor Founder Shares that will be unvested and subject to forfeiture will be determined by straight line interpolation between zero and 30% of the number of Sponsor Founder Shares.

Any Sponsor Founder Shares subject to vesting will become vested if, within three years of the Closing, the closing price of the New Parent Common Stock on the New York Stock Exchange (or other exchange or other market where the New Parent Common Stock is then traded) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period, or if there is a change of control of Parent. If neither of these events occur within three years of the Closing, then the unvested Sponsor Founder Shares will be forfeited.

The foregoing description of the Sponsor Support Agreement is not complete and is subject to, and qualified in its entirety by reference to, the form of Sponsor Support Agreement, which is attached hereto as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 6, 2023, AAC and Zapata issued a press release announcing their entry into the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that AAC and Zapata have prepared for use in connection with the announcement of the Business Combination.

On September 6, 2023, AAC will hold a conference call to discuss the Business Combination at 8:30 a.m. Eastern time. A copy of the script for the conference call is furnished herewith as Exhibit 99.3.

The foregoing (including Exhibits 99.1, 99.2 and 99.3) are being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Current Report on Form 8-K (the “Current Report”) that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem” “seek” “future” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of the management of Zapata and AAC, as the case may be, and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of Zapata and AAC. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, the inability of Zapata or AAC to successfully or timely consummate the Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the expected benefits of the Business Combination, the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against AAC, Zapata, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of AAC, the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Zapata as a result of the announcement and consummation of the Business Combination, failure to realize the anticipated benefits of the Business Combination, risks relating to the uncertainty of the projected financial information, risks related to the performance of Zapata’s business and the timing of expected business or revenue milestones, and the effects of competition on Zapata’s business. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect Zapata’s expectations, plans or forecasts of future events and views as of the date of this Current Report. Zapata anticipates that subsequent events and developments will cause Zapata’s assessments to change. Neither AAC nor Zapata undertakes or accepts any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. These forward-looking statements should not be relied upon as representing AAC’s or Zapata’s assessments of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the contemplated transaction, AAC intends to file a Registration Statement, which will include a proxy statement/prospectus, with the SEC. Additionally, AAC will file other relevant materials with the SEC in connection with the transaction. A definitive proxy statement/final prospectus will also be sent to the shareholders of AAC, seeking any required shareholder approval. This Current Report is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus, or any other document that AAC will send to its shareholders. Before making any voting or investment decision, investors and security holders of AAC are urged to carefully read the entire Registration Statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC as well as any amendments or supplements to these documents, because they will contain important information about the transaction. Shareholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by AAC may be obtained free of charge from AAC at andrettiacquisition.com. Alternatively, these documents, when available, can be obtained free of charge from AAC upon written request to Andretti Acquisition Corp., 7615 Zionsville Road, Indianapolis, Indiana 46268, or by calling (317) 872-2700. The information contained on, or that may be accessed through, the websites referenced in this Current Report is not incorporated by reference into, and is not a part of, this Current Report.

PARTICIPANTS IN THE SOLICITATION

AAC, AAC’s sponsors, Zapata and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AAC, in connection with the Business Combination. Information regarding AAC’s directors and executive officers is contained in AAC’s Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC. Additional information regarding the interests of those participants, the directors and executive officers of Zapata and other persons who may be deemed participants in the transaction may be obtained by reading the Registration Statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

NO OFFER OR SOLICITATION

This Current Report is for informational purposes only and shall not constitute a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination. This Current Report shall also not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale, issuance, or transfer of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1*	Business Combination Agreement dated as of September 6, 2023, by and among Andretti Acquisition Corp., Tigre Merger Sub, Inc. and Zapata Computing, Inc.

10.1	Form of Stockholder Support Agreement (Individual – Common Stock) (incorporated by reference to Exhibit C-1 to Exhibit 2.1 filed herewith).

10.2	Form of Stockholder Support Agreement (Entity – Preferred Stock) (incorporated by reference to Exhibit C-2 to Exhibit 2.1 filed herewith).

10.3	Sponsor Support Agreement dated as of September 6, 2023, by and among Andretti Sponsor LLC, Sol Verano Blocker 1 LLC, Andretti Acquisition Corp., Zapata Computing, Inc. and certain other parties thereto.

10.4	Form of Lock-Up Agreement (Common Stockholders) (incorporated by reference to Exhibit E-1 to Exhibit 2.1 filed herewith).

10.5	Form of Lock-Up Agreement (Preferred Stockholders) (incorporated by reference to Exhibit E-2 to Exhibit 2.1 filed herewith).

10.6	Form of Registration Rights Agreement (incorporated by reference to Exhibit D to Exhibit 2.1 filed herewith).

99.1	Press Release issued by Andretti Acquisition Corp. and Zapata Computing, Inc. on September 6, 2023.

99.2	Investor Presentation of Andretti Acquisition Corp. and Zapata Computing, Inc., dated September 6, 2023.

99.3	Script from Conference Call to be held by Andretti Acquisition Corp. on September 6, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). AAC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2023

ANDRETTI ACQUISITION CORP.

	By:	/s/ William M. Brown
Name: William M. Brown
Title: President and Chief Financial Officer